EXHIBIT 10.21
                                                                   -------------



                                LICENSE AGREEMENT

         This LICENSE AGREEMENT ("Agreement") is made and entered into effective as of April 20, 2002, by and between WESTGATE CAPITAL COMPANY, L.L.C., an Oklahoma limited liability company (hereinafter referred to as "Licensor"), and PALWEB CORPORATION, a Delaware corporation (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Licensor has developed a fire retardant coating process (the "Process") which shall be licensed by Licensor in accordance with this Agreement; and

         WHEREAS, Licensee desires to obtain a license to use the Process for the manufacture and sale of plastic pallets; and

         WHEREAS, Licensor is willing to grant such a license to Licensee under the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises contained herein, and subject to the terms and conditions of this Agreement, Licensor and Licensee agree as follows:


                                    ARTICLE I

                                  LICENSE GRANT
                                  -------------

         (a) Licensor grants to Licensee the exclusive right and license to use the Process worldwide in connection with the manufacture and sale of U.L. listed plastic pallets (the "Pallets").

         (b) Neither Licensee nor its affiliates shall during the term of this Agreement sell or market any U.L. listed Pallet except those which use the Process. The term "Pallets" as used herein shall include all U.L. listed Pallets or any other Pallet or plastic products using the Process sold by Licensee or its affiliates, including without limitation products sold under a private label, as a house brand or otherwise and products for which the Process has been modified. Licensor shall be paid a royalty under Article IV hereof for all sales of Pallets by Licensee or its affiliates.

         (c) Licensee agrees that Licensor retains full ownership of the Process, and that Licensee shall not acquire any rights in the Process other than those rights expressly granted by Licensor pursuant to and during the term of this Agreement.

                                   ARTICLE II

                                      TERM
                                      ----

         Subject to the conveyance and termination provisions set forth in
Article III below, the term of this Agreement shall commence on the effective date of this Agreement and shall continue for a period of ten (10) years (Initial Term) thereafter or until such time the Process is conveyed by the Licensor to Licensee in accordance herewith.


                                   ARTICLE III

                        CONVEYANCE; DEFAULT; TERMINATION
                        --------------------------------

         (a) Licensor shall convey to Licensee all right, title and interest to the Process and be paid an override interest thereafter in the event that cumulative royalties paid by Licensor to Licensee under Article IV equal $250,000.00 during the first two years of the Agreement. Upon such conveyance, the Process shall be the sole property of Licensee and Licensor shall only be entitled to an override or carried interest payment equal to the sums that would have been otherwise paid to Licensor under Article IV royalty payments. The parties agree that at the time of a conveyance of the Process an Override Interest Agreement will be executed by the parties and such Agreement will set forth these financial terms and conditions of Article IV hereof.

         (b) In the event that either Licensor or Licensee breaches this Agreement, the other party may serve on the defaulting part a notice of default ("Notice of Default") specifying the nature of the default. If the default is not cured within fifteen (15) days from service of the Notice of Default, the other party may then serve a notice (the "Termination Notice") that it is terminating this Agreement and the Agreement shall be automatically terminated.

         (c) This Agreement shall be terminated immediately without notice in the event of the bankruptcy or judicial or administrative declaration of insolvency of Licensee, or in the event that Licensee makes an assignment for the benefit of creditors.

         (d) Licensor shall have the right to terminate, upon giving written notice to Licensee, the exclusive right granted to Licensee by Licensor under this Agreement beginning with calendar year 2003, if the total royalties actually paid to Licensor during the preceding year are less than $120,000.00

         (e) Licensor shall have the right to immediately terminate, upon giving written notice to Licensee, the Agreement in its entirety if for any six-month period, beginning with calendar year 2003, the total royalties actually paid to Licensee during such six month period are less than $30,000.00.

         (f) Upon expiration or termination of this Agreement for any reason, all rights granted to Licensee hereunder shall cease, and Licensee will immediately refrain from further use of the Process and shall destroy or return to Licensor all materials containing the Process.

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
                                   ARTICLE IV

                                ROYALTY PAYMENTS
                                ----------------

         In consideration of the license granted hereunder, Licensee shall pay to Licensor a monthly royalty equal to two and one-half percent (2.5%) of Licensee's gross monthly revenues derived from the sale of Pallets; provided, that, in no event shall the royalty payment for the exclusive right to the Process ever be less than $120,000.00 for any calendar year, payable in monthly installments of $10,000.00 per month (Guaranteed Minimum Royalty). Each such royalty payment shall be paid no later than the fifteenth (15th) day of the month following each month of operation, and shall include a sales report setting forth in reasonable detail the sales of Pallets for the preceding month. Failure to make any such payment in a timely manner shall be a breach hereunder. As used in this Agreement, the term "gross monthly revenues" shall mean all revenues derived from all sales of Pallets by Licensee, whether such sales be by cash, check, charge account or otherwise, less any sales tax imposed by any federal, state, municipal or other governmental authority and paid by Licensee. Royalty payments due under this Agreement shall bear interest at the maximum lawful rate permitted by the laws of the State of Oklahoma (but in any event not more than eighteen percent (18%) per annum) from the date due until paid.

         If Licensee fails to pay the Guaranteed Minimum Royalty then Licensee shall lose its exclusive right granted by Licensee in Article I but may continue to use the Process on a non-exclusive basis in accordance with the terms hereof while allowing License third party's as non-exclusive co-licensee.


                                    ARTICLE V

                   BOOKS OF ACCOUNT AND RECORDS; AUDIT RIGHTS
                   ------------------------------------------

         (a) Licensee agrees to keep accurate books of account and records covering all transactions relating to the manufacture and sale of Pallets. Licensor and its authorized representatives shall have the right to examine and copy said books of account and other records at any time.

         (b) Licensor shall also have the right, at any time, to have an independent audit made of the books and records of Licensee at Licensor's expense. If such an audit should reveal that any payments to Licensor have been understated in any report to Licensor, then Licensee shall immediately pay to Licensor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the maximum rate permitted by Oklahoma law (but not in excess of eighteen percent (18) per annum). If such an audit discloses an understatement in any report of two percent (2%) or more, Licensee shall, in addition, reimburse Licensor for any and all costs and expenses connected with the audit (including, without limitation, reasonable accounting and attorneys' fees).


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
                                   ARTICLE VI

              QUALITY CONTROL; ADVERTISING MATERIALS; INFRINGEMENT
              ----------------------------------------------------

         (a) Licensee agrees to use its best efforts to promote the sale of Pallets.

         (b) Licensee will use its best efforts to notify Licensor of, and assist Licensor in terminating, any infringement of the Process by a third party.


                                   ARTICLE VII

                              INDEMNITY; INSURANCE
                              --------------------

         (a) Licensee agrees that it is wholly responsible for all Pallets offered, sold or otherwise provided by it, and that Licensor shall have no liability for or in connection with the manufacture or sale of any Pallets. Licensee agrees to indemnify and hold harmless Licensor and the owners, members, officers, directors, employees and agents of Licensor, from and against any and all claims, demands, causes of action, damages, costs and expenses, including court costs and reasonable attorneys' fees, caused by or arising out of or in connection with the Pallets or the offer or sale thereof, including without limitation, claims or actions for negligence, breach of contract, strict liability, products liability, and trademark, patent or copyright infringement.

         (b) During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the Licensee, at its sole expense, shall cause Licensor to be covered and named as an additional insured under Licensee's commercial general liability insurance policy. Licensee shall deliver to licensor a certificate of insurance which reflects Licensor as an additional insured and shall include a statement by the insurer that the policy will not be canceled or materially altered without at least thirty (30) days prior written notice to Licensor.


                                  ARTICLE VIII

                                   NO WARRANTY
                                   -----------

         THE PROCESS LICENSED HEREIN IS LICENSED "AS IS." LICENSOR MAKES NO WARRANTY (EXPRESS OR IMPLIED), ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF TITLE AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO LIABILITY FOR ANY LOST PROFITS OR SAVINGS OR FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.



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
                                   ARTICLE IX

                                 CONFIDENTIALITY
                                 ---------------

         Licensee on behalf of itself and its partners, directors, officers, employees and agents (collectively, "Agents") hereby agree that Licensee and its Agents shall keep the Process confidential and shall use it for the sole purposes of manufacturing and selling Pallets in accordance with the terms of this Agreement. Licensee agrees to be jointly and severally responsible for and liable in respect of any breach of the provisions of this Article IX by any of its Agents. The covenant and undertaking set forth in this Article IX shall survive termination of expiration of this Agreement and shall remain in effect for a period of thirty (30) years from the date hereof.


                                    ARTICLE X

                                  IMPROVEMENTS
                                  ------------

         All modifications or improvements to the Process, whether developed by Licensee or Licensor, shall belong to and be the property of Licensor; provided, that, Licensee shall have the right to use such modifications or improvements in accordance with the terms of this Agreement so long as this Agreement shall remain in effect. All the provisions of this Agreement shall apply to such modifications or improvements as if they were included as part of the Process, including, without limitation, the confidentiality provisions of Article IX hereof. Each party shall promptly notify the other of any modifications or improvements to the Process.


                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         11.1 APPLICABLE LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Oklahoma, without regard to the choice of law principles thereof.

         11.2 SEVERABILITY. The provisions of this Agreement are severable, and if any provision shall be held illegal, invalid, or unenforceable, the parties affected thereby shall substitute for the affected provision an enforceable provision which approximates the intent and economic benefit of the affected provision as closely as possible, but all other provisions shall continue in full force and effect.

         11.3 HEADINGS. All article or section headings in this Agreement are for reference only and shall not be deemed to control or affect in any way the meaning or construction of any of the provisions hereof.

         11.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         11.6 NOTICES. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied, with receipt confirmed, addressed as follows:

         If to Licensor:           Westgate Capital Company, LLC
                                   Attn: William W. Pritchard, Manager
                                   320 S. Boston Ave., Suite 400
                                   Tulsa, Oklahoma  74103

         If to Licensee:           PalWeb Corporation
                                   Attn: Paul A. Kruger, President
                                   2500 S. McGee
                                   Norman, Oklahoma  73072

Unless the sending party has actual knowledge that a Notice was not received by the intended recipient, a Notice shall be deemed to have been given (i) as of the date when personally delivered, (ii) three days after being deposited with the United States mail properly addressed, (iii) the next day after being delivered during business hours to said overnight delivery service, properly addressed and prior to such delivery service's cutoff time for next day delivery, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be. A party may change its notice address hereunder by giving written notice of such change to the other party in accordance with the requirements of this Section 11.6.

         11.7 ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations, or inducements except as herein provided. The terms and provisions of this Agreement may not be modified, supplemented or amended except in writing signed by both parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

         11.8 ASSIGNMENT. Licensee shall have no right to assign its rights, or to delegate its duties, under this Agreement, without the prior written consent of Licensor. Licensor may assign its right, and delegate its duties, under this Agreement in connection with a sale by Licensor of the Process, which sale shall be subject to the terms of this Agreement.

         11.9 NO WAIVER. Failure by either party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

         11.10 ATTORNEYS' FEES. The prevailing party in any action or suit related to this Agreement shall be entitled to recover from the non-prevailing party, in addition to any other rights or remedies, its reasonable attorneys' fees, court costs and other reasonable costs incurred in the enforcement of the rights and obligations set forth in this Agreement.

         IN WITNESS WHEREOF, this License Agreement has been duly executed by the parties hereto effective as of the day and year first set forth above.



                                    LICENSOR:

                                    WESTGATE CAPITAL COMPANY, LLC


                                    By: /s/ William W. Pritchard
                                        ----------------------------
                                    Print Name: William W. Pritchard
                                    Title: Manager




                                    LICENSEE:

                                    PALWEB CORPORATION


                                    By: /s/ Paul A. Kruger
                                        ----------------------------
                                    Print Name: Paul A. Kruger
                                    Title: President





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